Exhibit 10.1

ORIGINCLEAR, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made and entered into as of August 10, 2016, (the “Effective Date”) by and between OriginClear, Inc., a Nevada corporation (the “Company”), and the person named below (the “Grantee”).

Grantee:	T. Riggs Eckelberry
Address:

Total Number of Shares to Be Granted:	60,000,000
Fair Market Value of Shares on Effective Date:

1. Grant of Restricted Stock. The Board of Directors of the Company, hereby awards to the Grantee, effective as of the Effective Date, the number of shares (the “Shares”) of common stock, par value $0.0001 per share, set forth above as restricted stock (the “Restricted Stock”) on the following terms and conditions. As used in this Agreement, the term “Shares” shall mean shares of Restricted Stock granted under this Agreement, and all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, (iii) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction; and (iv) pursuant to an adjustment to the number of Shares issuable on any vesting date by virtue of Section 2.6 of this Agreement.

2. Eligibility for Vesting and Issuance. The Shares of Restricted Stock shall become eligible for vesting, and shall vest and be issued to the Grantee, upon the satisfaction of the conditions set forth in Section 2.1 and 2.2 of this Agreement. The Restricted Shares are forfeitable as set forth in Section 2.3 and Section 2.4 of this Agreement.

2.1 Schedule of Company Performance Goals. Shares of Restricted Stock shall become eligible for vesting (the “Eligible Restricted Shares”) for each Company Performance Goal attained as follows:

Restricted Shares	Company Performance Goals
50%

The Company’s consolidated gross revenue, calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $15,000,000 for the trailing twelve-month period as reported in the Company’s quarterly or annual financial statements filed with the U.S. Securities and Exchange Commission (“SEC Reports”)

50%	The Company’s consolidated operating profit (Operating Profit = Operating Revenue - Cost of Goods Sold - Operating Expenses - Depreciation & Amortization), calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $1,500,000 for the trailing twelve-month period as reported in the Company’s SEC Reports.

2.2 Vesting and Issuance of Eligible Restricted Shares. After a Company Performance Goal is achieved, as described in Section 2.1, Eligible Restricted Shares may become vested (“Vested Shares”) and issued as follows:

(a) If the Company is acquired in a transaction in which the Company’s common stockholders, on a fully diluted basis, receive consideration in the form of cash and/or marketable securities traded on a national securities exchange or market in excess of $20,000,000 (a “Transaction”), then the Eligible Restricted Shares shall be vested and issued at the closing of the Transaction; provided, however, that if reasonably necessary to close the Transaction, the Grantee shall tender the Shares in exchange for the consideration offered to the Company’s common stockholders in such Transaction; or

(b) If the Company’s shares are uplisted to a national securities exchange (as defined below), then one year after the uplisting, the number of Eligible Restricted Shares that may be vested and issued shall equal, but not exceed the following amounts each three-month period:

(i)	If the Company’s shares are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by the Company, or

(ii)	If the Company’s shares are traded on a national securities exchange, the greater of (b)(i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks,.

For the purpose of this Agreement, a “national securities exchange” shall mean the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE MKT or the NYSE and any successor to the foregoing.

Upon written agreement between the Company and the Grantee, the terms and conditions of vesting and issuance in this Section 2.2 may be modified in whole or in part. The Company and Grantee acknowledge that modifying the terms and conditions of vesting may result in adverse tax consequences and agree to seek counsel from their respective tax advisors before agreeing to any modifications.

2.3 Forfeiture. The Grantee shall forfeit all vesting rights for any Eligible Restricted Shares that have not vested within ten (10) years of the Effective Date.

2.4 Termination. The Grant of Shares of Restricted Stock hereunder will not confer upon the Grantee any right to continue in service with the Company or any of its subsidiaries or affiliates. If the Grantee ceases to provide any services to the Company or its affiliates as officer, director, employee or consultant, for any reason before the date that the Company Performance Goals have been met (the “Termination Date”), then the Shares of Restricted Stock associated with the unmet Company Performance Goals as of the date of such Termination Date shall immediately be forfeited as of the Termination Date. The Eligible Restricted Shares associated with any Company Performance Goals met prior to the Termination Date shall continue to vest in accordance with Sections 2.2 of this Agreement.

2.5 Title to Shares. The exact spelling of the name(s) under which Grantee shall take title to the Shares is:

Grantee desires to take title to the Shares as follows:

☐ Individual, as separate property

☐ Husband and wife, as community property

☐ Joint Tenants

2.6 Anti-Dilutive Adjustment to Number of Vested Shares. The Company agrees that if the Fair Market Value of the Company’s common stock on the date the Shares are vested (the “Vesting Date”) is less than the Fair Market Value of the Company’s common stock on the Effective Date, then the number of Vested Shares issuable (assuming all conditions are satisfied) shall be increased so that the aggregate Fair Market Value of Vested Shares issuable on the Vesting Date equals the aggregate Fair Market Value that such number of Shares would have had on the Effective Date. The “Fair Market Value” shall equal the average of the trailing ten (10) closing trade prices of the Company’s common stock on the last ten (10) trading days of the month immediately prior to the date of determination as quoted on the public securities trading market on which the Company’s common stock is then traded; provided, that if the Company’s common stock is not then publicly trading or quoted, Fair Market Value shall be determined by the Company’s Board of Directors in good faith.

2.7 Restrictions on Resale of Shares. For the purpose of any transfer or sale of any Shares issuable under this Agreement whether under Rule 144 promulgated under the Securities Act, a registration statement under Form S-8 or any other basis, notwithstanding anything contained herein, the number of Shares that may be transferred or sold shall not exceed the following amounts within any three month period: (i) if the Company’s shares are quoted on the over-the-counter market, including the OTCQB, 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by the Company, , or (ii) if the Company’s shares are traded on a national securities exchange, the greater of clause (i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the four calendar weeks immediately preceding the transfer or sale,.

3. Representations and Warranties of Grantee. Grantee represents and warrants to the Company that:

3.1 Agrees to Terms of this Agreement. Grantee has received a copy of this Agreement, has read and understands the terms of this Agreement, and agrees to be bound by its terms and conditions.

3.2 Access to Information. Grantee has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Grantee reasonably considers important in making the decision to acquire the Shares, and Grantee has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

3.3 Understanding of Risks. Grantee is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the qualifications and backgrounds of the management of the Company; and (iv) the tax consequences of investment in the Shares. Grantee is capable of evaluating the merits and risks of this investment, has the ability to protect Grantee's own interests in this transaction and is financially capable of bearing a total loss of this investment. Grantee acknowledges that Grantee will consult with a tax advisor regarding the income tax consequences of the grant of the Shares, the vesting of the Shares and any other matters related to this Agreement. In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are Grantee’s sole and absolute responsibility, are withheld or collected from Grantee.

4. Restrictions on Transfer. Until the Shares of Restricted Stock vest in accordance with the terms herein, the Grantee shall not transfer the Grantee’s rights to such Shares of Restricted Stock or any rights related thereto.  Any attempt to transfer unvested Shares of Restricted Stock or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such Shares of Restricted Stock or such related rights.

5. Market Standoff Agreement. Grantee agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Grantee shall not sell or otherwise dispose of any Eligible Restricted Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such underwriters and subject to all restrictions as the Company or the underwriters may specify. Grantee further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.

6. Rights as a Stockholder. Subject to the terms and conditions of this Agreement, Grantee shall have all of the rights of a stockholder of the Company with respect to the Shares after the Shares of Restricted Stock vest and until such time as Grantee disposes of the Shares.

7. Tax Consequences. GRANTEE UNDERSTANDS THAT GRANTEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF GRANTEE'S ACQUISITION OR DISPOSITION OF THE SHARES. GRANTEE REPRESENTS (i) THAT GRANTEE HAS CONSULTED WITH A TAX ADVISER THAT GRANTEE DEEMS ADVISABLE IN CONNECTION WITH THE ACQUISITION OR DISPOSITION OF THE SHARES AND (ii) THAT GRANTEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

8. Compliance with Laws and Regulations. The issuance and transfer of the Shares of Restricted Stock shall be subject to and conditioned upon compliance by the Company and Grantee with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's common stock may be listed or quoted at the time of such issuance or transfer. Any certificate of Restricted Stock issued to the Grantee shall contain a legend stating that it is subject to transfer restrictions and other restrictions as the Company may deem reasonably advisable pursuant to the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such Restricted Stock is listed, or any applicable federal or state laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Grantee and Grantee's heirs, executors, administrators, legal representatives, successors and assigns.

10. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada as such laws are applied to agreements between Nevada residents entered into and to be performed entirely within Nevada, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision shall be enforced to the maximum extent possible and the other provisions shall remain fully effective and enforceable.

11. Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated above or to such other address as Grantee may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express courier (prepaid), or (iii) one (1) business day after transmission by facsimile or email.

12. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

13. Headings; Counterparts. The captions and headings of this Agreement are included for ease of reference only and shall be disregarded in interpreting or construing this Agreement. All references herein to Sections shall refer to Sections of this Agreement. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.

14. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter of this Agreement. The terms of this Award Agreement cannot be modified except in writing and signed by each of the parties hereto.

15. Equitable Adjustments. If any Shares vest subsequent to any change in the number or character of the Company’s Common Stock (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise) occurring after the Effective Date, you shall then receive upon such vesting the number and type of securities or other consideration which you would have received if such Shares had vested prior to the event changing the number or character of the Company’s Common Stock..

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Grantee has executed this Agreement as of the Effective Date.

OriginClear, Inc.	Grantee

By:
(Signature)

(Please print name)	(Please print name)

(Member of the Board of Directors)

Spouse Consent

The undersigned spouse of T. Riggs Eckelberry (the “Grantee”) has read, understands, and hereby approves the Restricted Stock Grant Agreement between Carbon Sciences, Inc., a Nevada corporation (the “Company”) and Grantee (the “Agreement”). In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints Grantee as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Date:
Signature of Grantee's Spouse

Print Name of Grantee's Spouse	(Please print name)

Address:
(Please print title)

☐	Check this box if you do not have a spouse.